Exhibit 10-1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 5, 2015 between AMBER ROAD, INC., a Delaware corporation (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION (the “Lender”).
RECITALS:

A.    The Borrower and the Lender are parties to the Credit Agreement, dated as of March 4, 2015 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).
B.    The Borrower and the Lender desire to amend the Credit Agreement to modify certain provisions thereof.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower and the Lender agree as follows:
Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.
Section 2.     Amendments.
2.1    Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)    By amending and restating the definition of “Change in Control” in its entirety as follows:
““Change in Control” means (i) any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect) acquires shares representing more than 50% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Borrower; (ii) the Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each Subsidiary Guarantor (or, in the case of any Subsidiary that is a non-wholly owned Subsidiary as of the Closing Date, not less than the percentage of the Equity Interests of such Subsidiary owned and controlled, directly or indirectly, by the Borrower as of the Closing Date), except pursuant to a transaction not otherwise prohibited by this Agreement or (iii) the occurrence of a change in control, or other similar provision, under or with respect to any Material Indebtedness Agreement.”
(ii)    By amending and restating the definition of “Revolving Commitment” in its entirety as follows:
““Revolving Commitment” means $10,000,000.”
(iii)    By amending and restating the definition of “T4Q Adjusted EBITDA” in its entirety as follows:

““T4Q Adjusted EBITDA” means, for any period, Consolidated EBITDA plus (i) non-cash, stock-based compensation expense for such period, plus (ii) the change in fair value of the Borrower’s warrant liability and contingent consideration liability in such period, plus (iii) severance costs incurred in such period, plus (iv) compensation expense for such period related to loan forgiveness for certain executives, plus (v) the year over year change in deferred revenues (as determined in accordance with GAAP), plus (vi) sales and marketing expenses for the trailing twelve month period in excess of 20% of revenue (as determined in accordance with GAAP) for such trailing twelve month period.”
2.2    Section 2.11(b) of the Credit Agreement is hereby amended by amending and restating the table set forth therein as follows:

Date	Amount of Payment
June 30, 2015	$125,000
September 30, 2015	$125,000
December 31, 2015	$93,750
March 31, 2016	$93,750
June 30, 2016	$93,750
September 30, 2016	$93,750
December 31, 2016	$93,750
March 31, 2017	$93,750
June 30, 2017	$187,500
September 31, 2017	$187,500
December 31, 2017	$187,500

2.3    Section 6.01 of the Credit Agreement is hereby amended as follows:
(i)    By adding a new clause (d) as follows:
“(d)    Budget Variance Analysis. As soon as available and in any event within 30 days after the close of each calendar month of the Borrower, the budget variance analysis as prepared by management in form and substance reasonably satisfactory to the Lender.”
(ii)    By re-numbering existing clauses (d) through (o) in the appropriate order.
(iii)    By replacing the words “(to the extent not provided pursuant to paragraph (i) of this Section 6.01)” in existing paragraphs (a), (b) and (k) of Section 6.01 with the words “(to the extent not provided pursuant to paragraph (j) of this Section 6.01)”.
2.4    Section 7.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any Testing Period ending on the last day of the applicable fiscal quarter set forth in the table below, to be greater than the ratio set forth opposite such period in the table below:

Fiscal Quarter	Leverage Ratio
March 31, 2015	3.00:1.00
June 30, 2015	3.00:1.00
September 30, 2015	3.50:1.00
December 31, 2015	4.00:1.00
March 31, 2016	4.00:1.00
June 30, 2016	3.50:1.00
September 30, 2016 and each Fiscal Quarter thereafter	3.00:1.00

Section 3.     Limited Waiver. The Lender hereby waives any potential Event of Default that may have occurred if the Borrower was not in compliance with the Leverage Ratio required pursuant to Section 7.07(a) of the Credit Agreement as in effect prior to the effectiveness of this Amendment for the Testing Period ending September 30, 2015. Except for the limited waiver expressly set forth in this Section 3, no other waiver shall be or be deemed provided hereunder.
Section 4.     Effectiveness.
4.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(iv)    this Amendment shall have been executed by the Borrower and the Lender and counterparts hereof as so executed shall have been delivered to the Lender.
(v)    the Borrower shall have executed and delivered to the Lender a Revolving Facility Note.
(vi)    all representations and warranties of the Borrower contained herein, in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made; and
(vii)    the Lender shall have received all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Lender) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Borrower under the Credit Agreement on or prior to the date hereof.
(viii)    the Borrower shall have made a mandatory prepayment of the Term Loan in the amount of $5,000,000.
Section 5.     Miscellaneous.
5.1    Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Lender that:

(i)    the Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment;
(ii)    the officer executing this Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof;
(iii)    the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower;
(iv)    after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;
(v)    to its knowledge, as of the date hereof, the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower under the Credit Agreement or any other Loan Document;
(vi)    this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by Bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and
(vii)    each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in all material respects (except that any representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects) as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.
5.2    Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.
5.3    Waiver. The Borrower, by signing below, hereby waives and releases the Lender from any and all claims, offsets, defenses and counterclaims outstanding as of the date hereof arising out of or related to the transactions contemplated by this Amendment or any of the other Loan Documents, or any act, omission or event occurring in connection herewith or therewith, other than claims, offsets, defenses and counterclaims arising from the gross negligence or willful misconduct of the Lender, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
5.4    Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.5    Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
5.6    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Amendment or any other Loan Document may be brought in the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and, by execution and delivery of this Amendment, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 9.04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.
5.7    Venue. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment or any other Loan Document brought in the courts referred to in Section 5.6 above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
5.8    JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

AMBER ROAD, INC., as the Borrower By:_____________________________________ Name: Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as the Lender and LC Issuer By: Name: Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]